UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 23, 2008

Security With Advanced Technology, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

6142 Nancy Ridge Drive, Suite 101, San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (858) 638-0236

10855 Dover Street #1000, Westminster, CO 80021
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[     ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[     ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On September 23, 2008, Security With Advanced Technology, Inc. (the “Company”) received a notice from The Nasdaq Stock Market indicating that the Company is not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(4) (the “Minimum Bid Price Rule”), and as a result the Company’s common stock is subject to delisting from The Nasdaq Capital Market at the opening of business on October 2, 2008, unless the Company requests a hearing by September 30, 2008 in accordance with the Nasdaq Marketplace Rules. The Minimum Bid Price Rule requires that the bid price of the Company’s common stock remain above $1.00 for continued inclusion in The Nasdaq Capital Market.

        As previously reported, the Company was initially notified on March 25, 2008, that the bid price of its common stock had closed below the minimum bid price for 30 consecutive business days. In accordance with the Nasdaq Marketplace Rules, the Company was granted 180 calendar days, or until September 22, 2008, to regain compliance with the Minimum Bid Price Rule. The Company was unable to regain compliance with the Minimum Bid Price Rule prior to September 22, 2008 and is not eligible for an additional compliance period because it does not meet The Nasdaq Capital Market initial inclusion requirements.

        The Company intends to request an appeal hearing by September 30, 2008 with the Nasdaq Listing Qualifications Panel (the “Panel”) to review the delisting determination. The hearing date will be determined by Nasdaq and should occur within 45 calendar days from the request for the hearing. A request for a hearing is expected to ‘stay’ the delisting of the Company’s common stock pending the Panel’s decision. At the hearing, the Company will be required to address the Minimum Bid Price Rule. The Company must provide Nasdaq with a plan to regain compliance. As previously announced, the Company’s shareholders approved a one-for-two reverse split of the Company’s common stock at the Company’s Annual Meeting of Shareholders held on September 17, 2008. The Company expects the reverse stock split to be implemented upon the commencement of trading on September 29, 2008. If this stock split does not enable the Company to meet the Minimum Bid Price Rule, a subsequent reverse stock split may be required. If the Company decides not to appeal the Nasdaq Staff’s delisting determination, or if the Panel denies the appeal, the Company’s common stock will be delisted. If the Company’s stock is delisted, the Company expects that its common stock will trade on the OTC Bulletin Board and/or the “Pink Sheets” following the approval by the Financial Industry Regulatory Authority (FINRA) of an application by one or more market makers to continue quoting the Company’s common stock.

Item 8.01   Other Events.

        The Company issued a press release on September 26, 2008 in connection with the Nasdaq notification described under Item 3.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward- Looking Statements

        Statements in this form regarding the Company’s continued listing on the Nasdaq Capital Market are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this form are based upon information available to the Company as of the date of this form, which may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual events could differ materially from the Company’s current expectations. Factors that may cause the Company’s current expectations to change include but are not limited to: risks that the Company will not timely request an appeal hearing in accordance with its expectations, risks that the Panel will deny the Company’s appeal, risks that the Company’s common stock will be delisted from Nasdaq and risks that the Company’s common stock will not be approved for quotation on the OTC Bulletin Board or the “Pink Sheets” if the Company’s common stock is delisted from Nasdaq.

Item 9.01   Exhibits.

Exhibit No	Description

99.1	Press release dated September 26, 2008

Date: September 26, 2008	Security With Advanced Technology, Inc. (Registrant) By: /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer